THE FAIRCHILD CORPORATION
             Alphabetical Listing of Subsidiaries as of 6/30/98



     THE FAIRCHILD CORPORATION [DE] (The Ultimate)
     A10 Inc. [DE] (3rd level sub)
     Aero International, Inc. [Ohio] (2nd level sub)
     Aero International, Inc. [Ohio] (2nd level sub)
             Aircraft Tire Corporation [DE] (1st level sub)
     Aviation Full Services (Hong Kong) Limited [Hong Kong] (7th level sub) Aviatrada GmbH Aviation Support + Services [Germany] (7th level sub) Banner Aero (Australia) Pty, Ltd. [Australia] (2nd level sub)
     Banner Aerospace (U.K.) Limited [U.K.] (3rd level sub)
     Banner Aerospace Foreign Sales Corporation [US Virgin Islands] (2nd level sub)
                Banner Aerospace Holding Company I, Inc.[DE] (1st level sub) Banner Aerospace Holding Company II, Inc.[DE] (2nd level sub)
     Banner Aerospace Services, Inc. [Ohio] (2nd level sub)
     Banner Aerospace, Inc. [DE] (1st level sub)
     Banner Aerospace-Singapore, Inc. [DE] (2nd level sub)
     Banner Capital Ventures, Inc.[DE] (2nd level sub)
     Banner Energy Corporation of Kentucky, Inc. [DE] (1st level sub)
     Banner Industrial Distribution, Inc.[DE] (2nd level sub)
     Banner Industrial Products, Inc.[DE] (1st level sub)
     Banner Investments (U.K.) Limited [U.K.] (3rd level sub)
     BAR DE, Inc. [DE]  (2nd level sub)
     Camloc (UK) Limited [UK] (5th level)
     Camloc Holdings Inc. [DE]
     Convac Dresden GmbH [Germany] (5th level)
     Convac France S.A. [France] (5th level)
     DAC International, Inc. [TX] (2nd level sub)
     Dah Dah, Inc. [DE] (2nd level)
     Dallas Aerospace, Inc. [TX] (2nd level sub)
     Discontinued Aircraft, Inc. [TX] (2nd level sub)
     Discontinued Services, Inc.[DE] (2nd level sub)
      Eurosim Componentes Mec??nicos de Seguran??a, Lda. [Portugal] (6th level sub)
     F. F. Handels GmbH [Germany] (2nd level sub)
     Fairchild Arms International Ltd. [Canada] (3rd level sub)
      Fairchild AS+C oHG Aviation Supply + Consulting (GmbH & Co.) [Germany] (6th level sub)
     Fairchild CDI S.A. [France] (1st level sub)
     Fairchild Data Corporation [DE] (3rd level sub)
     Fairchild Export Sales Corporation [Barbados] (2nd level sub)
     Fairchild Fastener Group Ltd. [U.K.] (4th level sub)
     Fairchild Fasteners Corp.[DE] (3rd level sub)
     Fairchild Fasteners Europe--Camloc GmbH [Germany] (5th level sub) Fairchild Fasteners Europe--Simmonds S.A.R.L. [France] (4th level sub) Fairchild Fasteners Europe--VSD GmbH [Germany] (5th level sub) Fairchild Finance Company [Republic of Ireland] (3rd level sub) Fairchild France, Inc.[DE] (2nd level sub)
     Fairchild Germany, Inc. [DE] (3rd level sub)
     Fairchild Holding Corp. [Delaware] (2nd level sub)
     Fairchild Retiree Medical Services, Inc. [DE] (4th level sub)
     Fairchild Technologies Europe Ltd. [U.K.] (4th level sub)
     Fairchild Technologies GmbH [Germany] (4th level sub)
     Fairchild Technologies USA, Inc. [DE] (4th level sub)
     Fairchild Titanium Technologies, Inc.[DE] (1st level sub)
     Faircraft Sales Ltd.[DE] (1st level sub)
     GCCUS, Inc. [CA] (2nd level sub)
     Georgetown Jet Center, Inc. [DE] (2nd level sub)
     Harco Northern Ireland, Ltd. [N. Ireland--UK] (2nd level sub)
     Jenkins Coal Dock Company, Inc.[DE] (2nd level sub)
     JJS Limited [United Kingdom] (4th level sub)
     Mairoll, Inc.  [DE]  (3rd level sub)
     Matrix Aviation, Inc. [KS] (2nd level sub)
     M??caero S.A. [France] (7th level sub)
     Meow, Inc. [DE] (3rd level sub)
     MTA, Inc. [DE] (2nd level)
     Nasam Incorporated [CA] (2nd level sub)
     Northking Insurance Company Limited [Bermuda] (2nd level sub)
     Oink Oink, Inc. [DE] (3rd level sub)
     PB Herndon Aerospace, Inc. [Missouri] (3rd level sub)
     Plymouth Leasing Company [DE] (1st level sub)
     Professional Aircraft Accessories, Inc. [FL] (3rd level sub) Professional Aviation Associates, Inc. [GA] (2nd level sub)
     Quack Quack, Inc. [DE] (3rd level sub)
     Recycling Investments II, Inc. [DE] (2nd level sub)
     Recycling Investments, Inc. [DE] (2nd level sub)
     RHI Holdings, Inc.[DE]   (1st level sub)
     Simmonds Mecaero Fasteners, Inc.[DE] (3rd level sub)
     Simmonds S.A. [France] (5th level sub)
     Solair, Inc. [FL] (2nd level sub)
     Sovereign Air Limited [DE] (2nd level sub)
     Special-T Fasteners, Inc. [DE] (1st level sub)
     Transfix S.A. [France] (6th level sub)
     Tri-Fast S.A.R.L. [France] (2nd level sub)
     VSI Holdings, Inc. [DE] (3rd level sub)